Exhibit 10.3

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT is made 11 March 2024 between

(1)	DIAO Fuli with correspondence address at 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729 (herein called the "Lender"); and

(2)	Kioni Holdings Limited with registered address at 16192 Coastal Highway, Lewes, 19958 Delaware, County of Sussex, USA (herein called the "Borrower").

IT IS HEREBY AGREED as follows:

Article 1. Facility

1.1	The Lender makes available to the Borrower upon the terms and subject to the conditions hereof a Term Loan in the aggregate principal amount of US$10,000 (the "Loan") to be drawn down in accordance with Article 2.

Article 2. Drawing

2.1	The Borrower shall give the Lender not later than 12:00 noon (time) on the second Business Day prior to the date of the proposed drawing a notice of its intention to draw the Advance. The Loan must be draw down on or before 31 December 2024.

2.2	The funding is to be used to fund the Company’s SEC registration and general working capital.

Article 3. Repayment

3.1	The Lender shall give the Borrower one-week written notice of the date of repayment (the "Repayment Date") of the Loan then outstanding.

Article 4. Interest

4.1	This Loan bears no interest.

Article 5. Costs and Expenses

5.1	The Borrower shall reimburse the Lender for reasonable out-of-pocket expenses including legal fees for the negotiation, preparation and execution of this Agreement and the enforcement of any right of the Lender under this Agreement.

5.2	The Borrower shall pay any stamp and other similar duties and taxes to which this Agreement is subject.

Article 6. Taxes

6.1	All payments (whether of principal or otherwise) to be made by the Borrower to the Lender hereunder shall made without set-off or counterclaim and free and clear of and without deduction for any taxes or withholdings of any nature hatsoever imposed by any country or tax authority. It at any time any applicable law or regulation of such country or tax authority or international agreement imposes any such tax or requires the Borrower to make any such deduction or withholding from any such payment, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. In the event that the Borrower is compelled to make any such deduction or withholding the Borrower shall forward, within ninety (90) days after such deduction of withholding is made, official receipts or other official documentation acceptable to the Lender evidencing payment of such deduction or withholding.

Article 7. Payments

7.1	All payments to be made hereunder by the Borrower shall be made by paying the same, in United States dollars, to the Lender at its registered address, or such other address as may be notified by the Lender to the Borrower from time for this purpose.

Article 8. Representations and Warranties

8.1	The Borrower represents and warrants to the Lender that as at the date hereof:

(a)	The Borrower has the power to enter into and perform this Agreement;

(b)	This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, and the obligations of the Borrower hereunder are direct and general obligations of the Borrower;

(c)	All payments of principal, premium (if any) and other moneys due or to become due from the Borrower are free of any present taxes imposed by or any taxing authority thereof;

(d)	The obligations of the Borrower hereunder rank pari passu with any other unsecured obligations (including guarantee obligations) of the Borrower for money borrowed.

Article 9. Covenants

9.1	The Borrower shall be obligated to inform the Lender any events that may lead to the of default of the Advance or jeopardize the ability of the Borrower to repay the Advance plus any of the accrued interests to the Lender.

Article 10. Events of Default

10.1 If:

(a)	The Borrower fails to pay any principal amount of the Advance for more than three (3) days after the due date thereof; or

(b)	The Borrower shall default in the due performance or observance of any other term or condition of this Agreement for more than thirty (30) days after receipt of notice thereof from the Lender; or

(c)	Any representation or warranty made by the Borrower in this Agreement or any certificate or statement delivered to the Lender pursuant hereto proves to have been materially incorrect or inaccurate when made; or

(d)	Any governmental authorization approval or consent necessary for the raising or repayment by the Borrower of the amount to be lent hereunder on the terms and conditions described in this Agreement or for the payment of interest or fees as stipulated herein or for any other matters or thing contemplated by this Agreement is withdrawn or modified in a manner unacceptable to the Lender or is revoked or terminated or expires; or

(e)	The Borrower institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it or files a petition or answer or consent seeking reorganization or relief or consents to the filing of any such petition or to the appointment of a receiver of or over any substantial part of the property of the Borrower, or makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due;

then the Lender may by written notice to the Borrower declare all the outstanding amount of the Advance and any other sums whatsoever outstanding and payable under this Agreement to be due and payable whereupon the Advance shall become due and payable without demand or other notice of any kind, all or which are hereby waived by the Borrower.

Article 11. Assignment

11.1	This Agreement shall bind and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. The Borrower and the Lender may not assign its rights or obligations hereunder without prior written consent of the other party.

Article 12. Notices

12.1	All notices, requests, demands or other communications to or upon the respective parties under this Agreement shall be in writing and may be given or made by post to the Borrower’s and Lender’s respective addresses given on in page 1 of this Agreement or at such other address as either party hereto may hereafter specify to the other in writing from time to time. Notices shall be effective only upon actual receipt or when mailed by registered or certified mail, return receipt requested.

Article 13. Governing Law and Jurisdiction

13.1	This Agreement shall be governed by and construed in accordance with the laws of Singapore.

13.2	Both parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the courts of Singapore.

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IN WITNESS WHEREOF the duly authorized representatives of the parties hereto have executed this Agreement the day and year first above written.

SIGNED BY	)
Diao Fuli	)
In the presence of:	)
)

SIGNED BY	)
For and on behalf of	)
Kioni Holdings Limited	)
In the presence of:	)